                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                 -------------


                                    FORM 8-K
                                 CURRENT REPORT
                               (AMENDMENT NO. 1)

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                               December 3, 1996
                       ---------------------------------
                       (Date of earliest event reported)


                          CHICAGO RIVET & MACHINE CO.
             ------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)


      Illinois                         0-1227                        36-0904920
--------------------------------------------------------------------------------
      (State or Other              (Commission File                (IRS Employer
      Jurisdiction of                File Number)                 Identification
      Incorporation)                                                  Number)


                901 Frontenac Road, Naperville, IL 60566-7061
     ------------------------------------------------------------------
             (Address of Principal Offices, including zip code)


                               (630) 357-8500
         ----------------------------------------------------------
            (Registrant's telephone number, including area code)


                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


                                                                                                        Page No.
Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


    (a)  FINANCIAL STATEMENTS OF ACQUIRED COMPANY

         Report of Independent Certified Public Accountants                                                3

         Balance Sheets at September 30, 1996 and October 31, 1995                                       4-5

         Statements of Income and Retained Earnings for the eleven months ended
         September 30, 1996 and the year ended October 31, 1995                                            6

         Statements of Cash Flows for the eleven months ended September 30, 1996
         and the year ended October 31, 1995                                                               7

         Summary of Accounting Policies                                                                  8-9

         Notes to Financial Statements                                                                 10-11

    (b)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Condensed Consolidated Financial Statements (unaudited)                                12

         Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996
         (unaudited)                                                                                      13

         Notes to Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996
         (unaudited)                                                                                      14

         Pro Forma Condensed Consolidated Statement of Income for the nine
         months ended September 30, 1996 (unaudited)                                                      15

         Notes to Pro Forma Condensed Consolidated Statement of Income for the nine
         months ended September 30, 1996 (unaudited)                                                      16

         Pro Forma Condensed Consolidated Statement of Income for the year
         ended December 31, 1995 (unaudited)                                                              17

         Notes to Pro Forma Condensed Consolidated Statement of Income for the year
         ended December 31, 1995 (unaudited)                                                           18-19


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




H & L Tool Company, Inc.
Madison Heights, Michigan

We have audited the accompanying balance sheets of H & L Tool Company, Inc. as of September 30, 1996 and October 31, 1995, and the related statements of income and retained earnings, and cash flows for the eleven months ended September 30, 1996 and the year ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H & L Tool Company, Inc. at September 30, 1996 and October 31, 1995, and the results of its operations and its cash flows for the eleven months ended September 30, 1996 and the year ended October 31, 1995 in conformity with generally accepted accounting principles.





                                             /s/ BDO SEIDMAN, LLP

Troy, Michigan
November 18, 1996

                           H & L TOOL COMPANY, INC.
                                 BALANCE SHEETS



                                                                  September 30,  October 31,
                                                                           1996         1995
           ASSETS

           CURRENT ASSETS
             Cash and equivalents                                  $  4,894,334  $ 2,181,284
             Marketable securities                                    1,942,556    1,702,654
             Accounts receivable, less allowance for
              possible losses of $21,000 (Note 1)                     3,179,957    3,086,456
             Inventories (Notes 1 and 2)                              1,179,537    1,525,046
             Prepaid expenses and other current assets (Note 1)         383,192      158,804
                                                                   ------------  -----------

           TOTAL CURRENT ASSETS                                      11,579,576    8,654,244
                                                                   ------------  -----------

           PROPERTY AND EQUIPMENT (Note 1)
             Land                                                       175,500      175,500
             Building and improvements                                2,008,046    2,008,046
             Machinery and equipment                                 14,487,284   14,487,284
             Motor equipment                                            161,077      211,278
             Furniture and equipment                                    422,747      410,443
                                                                   ------------  -----------

                                                                     17,254,654   17,292,551
             Less accumulated depreciation                           15,237,960   14,661,863
                                                                   ------------  -----------

           NET PROPERTY AND EQUIPMENT                                 2,016,694    2,630,688
                                                                   ------------  -----------

           OTHER
             Cash surrender value of life insurance, net
              of policy loans of $80,000                                285,759      264,364
             Miscellaneous                                              226,334      229,795
                                                                   ------------  -----------
           TOTAL OTHER ASSETS                                           512,093      494,159
                                                                   ------------  -----------
           TOTAL ASSETS                                            $ 14,108,363  $11,779,091
                                                                   ============  ===========



           SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                           H & L TOOL COMPANY, INC.
                                BALANCE SHEETS



                                                                  September 30,     October 31,
                                                                           1996            1995
          LIABILITIES AND STOCKHOLDERS' EQUITY

          CURRENT LIABILITIES
           Accounts payable                                         $   684,451     $   627,513
           Accruals
             Compensation and witholdings (Note 7)                    2,404,316         506,254
             Profit-sharing (Note 4)                                    200,000         200,000
             Taxes, other than income                                    98,028          73,100
             Other                                                       28,570           7,629
           Current maturities of long-term debt (Note 3)                   --           166,668
                                                                    -----------     -----------

          TOTAL CURRENT LIABILITIES                                   3,415,365       1,581,164

          LONG-TERM DEBT, less current maturities (Note 3)               --             152,775
                                                                    -----------     -----------

          TOTAL LIABILITIES                                           3,415,365       1,733,939
                                                                    -----------     -----------

          COMMITMENTS (Note 5)

          STOCKHOLDERS' EQUITY
           Common stock - $1 par value, 50,000 shares authorized,
             30,000 issued and outstanding                               30,000          30,000
           Additional paid-in capital                                    35,000          35,000
           Retained earnings                                         10,627,998       9,980,152
                                                                    -----------     -----------

          TOTAL STOCKHOLDERS' EQUITY                                 10,692,998      10,045,152
                                                                    -----------     -----------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $14,108,363     $11,779,091
                                                                    ===========     ===========

         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
                             FINANCIAL STATEMENTS.

                           H & L TOOL COMPANY, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                  Eleven months   Year Ended
                                            ended September 30,  October 31,
                                                           1996         1995

   NET SALES (Note 6)                               $19,661,602  $22,285,744

   COST OF SALES                                     14,801,048   16,298,541
                                                    -----------  -----------

   GROSS PROFIT                                       4,860,554    5,987,203

   SELLING AND ADMINISTRATIVE EXPENSES                4,515,892    4,232,330
                                                    -----------  -----------

   OPERATING INCOME                                     344,662    1,754,873
                                                    -----------  -----------

   OTHER INCOME (EXPENSE)
    Interest income                                     283,089      228,369
    Gain on sale of equipment                            20,984       21,615
    Interest expense                                     (8,331)     (39,431)
    Miscellaneous                                         7,442         (255)
                                                    -----------  -----------

   TOTAL                                                303,184      210,298
                                                    -----------  -----------

   NET INCOME (Note 7)                                  647,846    1,965,171

   RETAINED EARNINGS, at beginning of year            9,980,152    8,314,981

   DIVIDENDS PAID                                            --     (300,000)
                                                    -----------  -----------

   RETAINED EARNINGS, at end of year                $10,627,998   $9,980,152
                                                    ===========   ==========

         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
                             FINANCIAL STATEMENTS.

                            H & L TOOL COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                   Eleven months   Year Ended
                                                             ended September 30,  October 31,
                                                                            1996         1995

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                             $647,846   $1,965,171
 Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation                                                         703,302      787,767
    Gain on sale of equipment                                            (20,984)     (21,615)
 Changes in non-investing and non-financing
  assets and liabilities
    Increase in accounts receivable                                      (93,501)     (39,890)
    Decrease (increase) in inventories                                   345,509      (10,599)
    Increase in prepaid expenses and other current assets               (224,388)     (64,746)
    Increase (decrease) in accounts payable                               56,938     (580,519)
    Increase (decrease) in accrued expenses                            1,943,931     (152,533)
                                                                      ----------   ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                              3,358,653    1,883,036
                                                                      ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of marketable securities                           2,000,000    2,500,000
 Purchase of marketable securities                                    (2,239,902)  (3,228,449)
 Proceeds from sale of equipment                                          23,000       30,174
 Purchase of property and equipment                                      (87,863)  (1,238,387)
 Increase in cash surrender value of life insurance                      (21,395)     (22,383)
                                                                      ----------  -----------

NET CASH USED IN INVESTING ACTIVITIES                                   (326,160)  (1,959,045)
                                                                      ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayment of debt                                                      (319,443)    (166,668)
 Dividends paid                                                           ---        (300,000)
                                                                      ----------  -----------

NET CASH USED IN FINANCING ACTIVITIES                                   (319,443)    (466,668)
                                                                      ----------  -----------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                        2,713,050     (542,677)
CASH AND EQUIVALENTS, beginning of year                                2,181,284    2,723,961
                                                                      ----------  -----------
CASH AND EQUIVALENTS, end of year                                     $4,894,334   $2,181,284
                                                                      ==========   ==========

         SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
                             FINANCIAL STATEMENTS.

                            H & L TOOL COMPANY, INC.
                         SUMMARY OF ACCOUNTING POLICIES



NATURE OF           H & L Tool Company, Inc. (the Company) manufactures screw
OPERATIONS          machine and coldheader parts for the automotive industry.

USE OF ESTIMATES    In preparing financial statements in conformity with
                    generally accepted accounting principles, management is required to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and (2) revenues and expenses during the reporting period. Actual results could differ from these estimates.

CONCENTRATIONS OF   Financial instruments which potentially subject the Company
CREDIT RISK         to concentrations of credit risk consist principally of
                    cash, cash equivalents and accounts receivable. At times, such cash and equivalents in banks are in excess of the respective financial institution's FDIC insurance limit.
                    With respect to accounts receivable, the Company attempts to minimize credit risk by monitoring customers' credit exposure on a continuing basis. The Company establishes an allowance for possible losses on accounts receivable based upon factors surrounding the credit risk of specific customers, historical trends and other information. Also see Note 6.

FAIR VALUE OF       The carrying amounts of cash and equivalents, accounts
FINANCIAL           receivable, accounts payable and accrued expenses
INSTRUMENTS         approximate fair value because of the short maturity of
                    these items.

CASH EQUIVALENTS    Cash equivalents consist of certificates of deposit with
                    original maturities of three months or less.

MARKETABLE          Marketable securities, consisting of U.S. treasury bills,
SECURITIES          are classified as "available-for-sale" and therefore are
                    stated at market value (which equals cost) in accordance with Statement of Financial Accounting Standards (SFAS) No.
                    115 "Accounting for Certain Investments in Debt and Equity
                    Securities." Marketable securities all mature within one year of the respective balance sheet dates.

INVENTORIES         Inventories are valued at the lower-of-cost or market.  Cost is determined by the dollar value last-in, first-out (LIFO) method.

                            H & L TOOL COMPANY, INC.
                         SUMMARY OF ACCOUNTING POLICIES




PROPERTY,            Property and equipment are stated at cost.
EQUIPMENT AND        Depreciation is computed over the estimated useful
DEPRECIATION         lives of the assets ranging from 3 to 30 years using
                     both straight-line and  accelerated methods.

REVENUE RECOGNITION  The Company recognizes product sales at the time of shipment.

RECENT ACCOUNTING    The Financial Accounting Standards Board has issued
PRONOUNCEMENTS       SFAS No. 121, "Accounting for the Impairment of
                     Long-Lived Assets and Long-Lived Assets Being Disposed
                     Of," which provides guidance on how and when impairment losses are recognized on long-lived assets. This statement will be adopted November 1, 1996 and will not have a material impact on the Company.

                            H & L TOOL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS


1. SALE OF ASSETS   The Company has entered into a purchase and sale
                    agreement to sell substantially all of its operating assets for approximately $19,000,000 in cash and the assumption of certain liabilities. The purchase price is subject to a credit of $4,800,000 in consideration of cash and equivalents which are being retained by H & L Tool
                    Company, Inc. The sale is expected to be finalized in December 1996.

2. INVENTORIES      Inventories consisted of the following:




                                                           September 30,  October 31,
                                                                    1996         1995


                      Raw material                          $1,053,777   $1,342,954
                      Work-in-process                          757,261      900,476
                      Finished goods                           368,750      385,918
                      LIFO reserve                          (1,000,251)  (1,104,302)
                                                           -----------  -----------
                                                           $ 1,179,537  $ 1,525,046
                                                           ===========  ===========


                    If the first-in, first-out method of inventory valuation had been used by the Company, inventories would have been approximately $1,000,000 and $1,104,000 higher than reported at September 30, 1996 and October 31, 1995, respectively.

                    During the eleven months ended September 30, 1996 and the year ended October 31, 1995, inventory quantities were reduced. This resulted in liquidations of LIFO inventory carried at costs lower than replacement value. The effect of this reduction was to increase net income by approximately $151,000 in 1996 and $51,000 in 1995.

3. LONG-TERM DEBT   Long-term debt at October 31, 1995, consisted of a note
                    payable to a bank, payable monthly in installments of $13,889, plus interest at 8.5% per annum. This note was collateralized by specific equipment. The Company repaid this obligation during the eleven months ended
                    September 30, 1996.

                           H & L TOOL COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS


4. EMPLOYEE         The Company has a profit-sharing plan for the benefit of
   BENEFIT PLANS    all eligible employees. The Company's contribution to the
                    plan, as determined by its board of directors, is discretionary but may not exceed 15% of the annual aggregate compensation, as defined, paid to all participating employees. Provision for profit-sharing expense for the eleven months ended September 30, 1996 and fiscal year ended
                    October 31, 1995 was $407,241 and $476,399, respectively.

5. OPERATING LEASE  The Company leases a warehouse facility from its stockholders. The lease, which will be terminated when the sale of assets is finalized (Note 1), requires monthly rental payments of $8,400. The lease also requires that the Company be responsible for insurance, property taxes, and repairs and maintenance on the warehouse. Rent expense amounted to $92,400 for the eleven months ended September 30, 1996 and $100,800 for the fiscal year ended October 31, 1995.

6. MAJOR            Sales to three major customers amounted to approximately
   CUSTOMERS        75% of total sales for the eleven months ended
                    September 30, 1996 and fiscal year ended October 31, 1995.

7. ABSENCE OF A     The absence of a provision for taxes on income is due to
   PROVISION FOR    an election made by the Company, with consent of its
   TAXES ON         stockholders, to include the stockholders' respective shares
   INCOME           of the Company's taxable income in their individual
                    tax returns. As a result, no federal tax is imposed on the Company. The Company pays bonuses in October to its affected stockholders to cover their estimated tax liabilities on their respective shares of taxable income. Bonus expense was $1,805,000 and $1,441,000 for the eleven months ended September 30, 1996 and year ended October 31, 1995, respectively.

8. SUPPLEMENTAL     Cash paid for interest for the eleven months ended
   CASH FLOW        September 30, 1996 and fiscal year ended October 31, 1995
   INFORMATION      was $10,790 and $45,638, respectively.

                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


The following unaudited pro forma financial statements give effect to the acquisition of certain assets and liabilities of H & L Tool Company, Inc.
(H & L) by Chicago Rivet & Machine Co. (the Company) in a transaction accounted for as a purchase. The pro forma financial data are based upon the historical financial statements of H & L and the Company and the assumptions and adjustments described in the notes to the financial data. The pro forma financial data reflect the preliminary allocation of purchase price. The final allocation of purchase price and the resulting depreciation expense will differ from the preliminary allocation since it will reflect the actual closing date asset and liability amounts, as well as any other purchase price adjustments pursuant to the asset purchase agreement.

The following unaudited pro forma balance sheet as of September 30, 1996 was prepared as if the acquisition had occurred on that date. The unaudited pro forma statements of income were prepared as if the acquisition had occurred at the beginning of the Company's year ended December 31, 1995, using fiscal year ended October 31, 1995 data for H & L and as if the acquisition had occurred at the beginning of the Company's nine month period ended September 30, 1996, using H & L data for the nine month period ended July 31, 1996.

These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Chicago Rivet & Machine Co. filed with the Company's Form 10-Q for the quarter ended September 30, 1996 and with the Company's Annual Report on From 10-K for the year ended December 31, 1995, as well as with the audited historical financial statements and notes thereto of H & L Tool Company, Inc. appearing elsewhere in this Form 8-K.

The unaudited pro forma financial statements do not necessarily reflect the operations of Chicago Rivet & Machine Co. and H & L Tool Company, Inc. as they would have been had the two entities existed as one for the periods shown and the operating results should not be deemed to be indicative of the future operations of the combined entity. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

                          CHICAGO RIVET & MACHINE CO.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        SEPTEMBER 30, 1996 (UNAUDITED)

                                                               Historical
                                        ----------------------------------------                            Company
                                        Chicago Rivet  H & L Tool     Combined     Adjustments             Pro Forma
                                        -------------  ----------    -----------   ------------           -----------
Current Assets:
      Cash                               $ 6,950,761   $ 4,894,334   $11,845,095   $(10,150,084) (1)      $ 1,695,011
      Marketable securities                1,662,319     1,942,556     3,604,875     (1,942,556) (1)        1,662,319
      Accounts receivable (net of
       allowances)                         2,681,328     3,179,957     5,861,285           ---              5,861,285
      Inventories                          3,497,701     1,179,537     4,677,238      1,240,038  (2)        5,917,276
      Prepaid expenses and other assets      605,413       383,192       988,605       (297,684) (3)          690,921
                                         -----------   -----------   -----------   ------------           -----------
      Total Current Assets                15,397,522    11,579,576    26,977,098    (11,150,286)           15,826,812
                                         -----------   -----------   -----------   ------------           -----------

Property, plant and equipment, net         4,971,807     2,016,694     6,988,501      7,423,967  (4)       14,412,468
Goodwill, net of amortization                 14,597         ---          14,597          ---                  14,597
Other assets                                 722,951       512,093     1,235,044       (512,093) (5)          722,951
                                         -----------   -----------   -----------   ------------           -----------
Total assets                             $21,106,877   $14,108,363   $35,215,240   $ (4,238,412)          $30,976,828
                                         ===========   ===========   ===========   ============           ===========
Current Liabilities:
      Accounts payable                   $   792,170   $   684,451   $ 1,476,621   $      ---             $ 1,476,621
      Accrued expense                      2,113,401     2,730,914     4,844,315     (2,545,414) (6)        2,298,901
                                         -----------   -----------   -----------   ------------           -----------
      Total Current Liabilities            2,905,571     3,415,365     6,320,936     (2,545,414)            3,775,522
                                         -----------   -----------   -----------   ------------           -----------

Deferred Income Taxes                      1,031,190         ---       1,031,190         --                 1,031,190

Note Payable                                  ---            ---           ---        9,000,000  (7)        9,000,000

Shareholders' Equity
     Common stock                          1,171,496        30,000     1,201,496        (30,000) (8)        1,171,496
     Additional paid-in-capital              460,252        35,000       495,252        (35,000) (8)          460,252
     Retained earnings                    15,538,368    10,627,998    26,166,366    (10,627,998)           15,538,368
                                         -----------   -----------   -----------   ------------           -----------
     Total Shareholders' Equity           17,170,116    10,692,998    27,863,114    (10,692,998)           17,170,116
                                         -----------   -----------   -----------   ------------           -----------

     Total Liabilities and
      Shareholders' Equity               $21,106,877   $14,108,363   $35,215,240   $ (4,238,412)          $30,976,828
                                         ===========   ===========   ===========   ============           ===========





                            See accompanying notes

                          CHICAGO RIVET & MACHINE CO.
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                        SEPTEMBER 30, 1996 (UNAUDITED)


The unaudited Pro Forma Balance Sheet gives effect to the following pro forma adjustments:

    (1) Represents the estimated drawdown of cash required as a source of funds to finance a portion of the acquisition ($5,255,750) and an adjustment for H & L cash retained by seller ($4,894,334) and an adjustment for marketable securities retained by seller ($1,942,556).

    (2) Represents the estimated write up to fair market value of acquired inventories due to the reversal of H & L's LIFO reserve ($1,000,251) less an adjustment for obsolescence reserve ($140,000) and an additional write up arising from the application of APB Statement No. 16, which management expects will be realized prior to the end of the first quarter of 1997 ($379,787).

    (3)  Reflects an adjustment for assets not acquired.

    (4) Reflects the estimated adjustment to record the acquired property, plant and equipment at its fair value in accordance with APB No. 16.

    (5)  Represents an adjustment for assets not acquired.

    (6)  Represents an adjustment for liabilities not assumed.

    (7) Represents the incremental borrowings necessary as a source of funds to finance a portion of the acquisition. The borrowings are pursuant to an unsecured term loan with principal and interest to be paid quarterly over five years at a variable rate of interest that is adjusted subject to changes in the reference rate specified in the loan agreement. The current interest rate associated with this borrowing is 6.30%.

    (8) Represents the elimination of the historical equity and net assets of H & L in connection with purchase accounting.

                         CHICAGO RIVET & MACHINE CO.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)



                                             Historical         Adjustments       Company
                                      ------------------------  ------------     Pro Forma
                                        Chicago       H & L                      ---------
                                         Rivet        Tool
                                      ---------       ----
Net sales and lease revenue           $16,293,372  $15,826,245     $  ---      $32,119,617
Cost of goods sold                     11,071,626   12,002,384     48,536 (1)   23,122,546
                                      -----------  -----------   --------      -----------
Gross profit                            5,221,746    3,823,861    (48,536)       8,997,071

Shipping, selling and administrative    3,673,185    3,400,443   (901,503)(2)    6,172,125
                                      -----------  -----------   --------      -----------

Income from operations                  1,548,561      423,418    852,967        2,824,946
                                      -----------  -----------   --------      -----------

Other income                              337,068      161,416   (407,214)(3)       91,270
Interest expense                            ----        (6,531)  (425,250)(4)     (431,781)
                                      -----------  -----------   --------      -----------

Total other income and expense            337,068      154,885   (832,464)        (340,511)
                                      -----------  -----------   --------      -----------

Income before income taxes              1,885,629      578,303     20,503        2,484,435

Provision for income taxes                720,000          ---    234,000          954,000
                                      -----------  -----------   --------      -----------

Net income                             $1,165,629     $578,303  $(213,497)     $ 1,530,435
                                      ===========  ===========  =========      ===========
Average shares outstanding                585,748                                  585,748
                                      ===========                              ===========

Net income per share                  $      1.99                              $      2.61
                                      ===========                              ===========

                            See accompanying notes

                          CHICAGO RIVET & MACHINE CO.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)


The unaudited Pro Forma Consolidated Statement of Income gives effect to the following unaudited pro forma adjustments:

    (1) Includes an adjustment of $123,545 to cost of sales to reflect the removal of H & L's favorable LIFO impact since the Company records inventory on a FIFO basis; elimination of $92,400 in rental expense associated with warehouse facilities that were rented by H & L Tool, but have been purchased by Chicago Rivet; additional depreciation expense of $17,391, assumed to be allocated entirely to cost of sales, resulting from write-up of property, plant and equipment to fair value in accordance with APB No. 16.

    (2) H & L Tool, with the consent of its stockholders, made an election to include the stockholders' respective shares of H & L's taxable income in their individual tax returns. Accordingly, no federal tax is recorded on the books of H & L. However, H & L paid bonuses to its affected stockholders to cover the estimated tax liabilities on their respective shares of taxable income. In addition, the stockholders who were also employees of H & L were paid additional amounts for services rendered in connection with general management, sales development and sales management. This adjustment gives effect to the estimated saving from the elimination of all amounts previously paid to the stockholders ($2,067,200), the additional expenses associated with the addition of staff to perform certain services previously rendered by the former stockholders and estimated incremental sales and marketing expenses ($1,241,700) and a reduction in expenses associated with assets not purchased by Chicago Rivet ($76,003).

    (3) Reflects the elimination of interest income of $213,277 reported by H & L on investments in marketable securities and an estimated reduction of $193,937 in interest income earned by Chicago Rivet, due to the use of cash to finance the acquisition. The reduction in interest income assumes that the Company would have earned approximately 4.9%, (which was the average rate of return earned by the Company on investments in marketable securities during
         1996) on $5,255,750 of cash that was used as a portion of the funding for the acquisition.

    (4) Reflects additional interest expense pursuant to a term loan agreement between the Company and Bank of America, NA. The agreement provides for 20 quarterly payments of principal plus interest at a variable rate equal to a reference rate plus 80 basis points. The adjustment of $425,250 is based upon the current rate of 6.30% on the full amount of borrowing.


    (5) Reflects tax provision, for H & L's pro forma income, before tax, at a rate of 39%, which is approximately equal to the combined statutory federal rate plus an estimate of state income taxes net of federal benefit.

                          CHICAGO RIVET & MACHINE CO.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)


                                                 Historical                   Adjustments
                                            ------------------------          -----------         Company
                                            Chicago            H & L                             Pro Forma
                                             Rivet              Tool                             ---------
                                             -----              ----
Net sales and lease revenue             $23,717,410          $22,285,744      $    ---        $ 46,003,154
Cost of goods sold                       15,036,303           16,298,541        (44,575)(1)     31,290,269
                                        -----------          -----------      ---------       ------------
Gross profit                              8,681,107            5,987,203         44,575         14,712,885

Shipping, selling and administrative      5,347,049            4,232,330       (784,900)(2)      8,794,479
                                        -----------          -----------      ---------       ------------

Income from operations                    3,334,058            1,754,873        829,475          5,918,406

Other income                                311,157              249,729       (475,915)(3)        84,971
Interest expense                             ----                (39,431)      (567,000)(4)       (606,431)
                                        -----------          -----------      ---------       ------------
Total other income and expense              311,157              210,298     (1,042,915)          (521,460)
                                        -----------          -----------      ---------       ------------

Income before income taxes                3,645,215            1,965,171       (213,440)         5,396,946
Provision for income taxes                1,410,000                 ---         683,000 (5)      2,093,000
                                        -----------          -----------     ----------       ------------

Net income                              $ 2,235,215          $ 1,965,171     $ (896,440)      $ 3,303,946
                                        ===========          ===========     ==========       ===========

Average shares outstanding                  585,748                                                585,748
                                            =======                                                =======

Net income per share                    $      3.81                                            $      5.64
                                        ===========                                            ===========

                            See accompanying notes

                          CHICAGO RIVET & MACHINE CO.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
               FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)


The unaudited Pro Forma Consolidated Statement of Income gives effect to the following unaudited pro forma adjustments:

     (1) Includes elimination of $100,800 in rental expense associated with warehouse facilities that were rented by H & L Tool, but have been purchased by Chicago Rivet; a $51,000 adjustment to cost of sales to reflect the removal of H & L's favorable LIFO impact, since the Company records inventory on a FIFO basis; additional depreciation expense of $5,225, assumed to be allocated entirely to cost of sales, resulting from the write-up of property, plant and equipment to fair value in accordance with APB No. 16.


     (2) H & L Tool, with the consent of its stockholders, made an election to include the stockholders' respective shares of H & L's taxable income in their individual tax returns. Accordingly, no federal tax is recorded on the books of H & L. However, H & L paid bonuses to its affected stockholders to cover the estimated tax liabilities on their respective shares of taxable income. In addition, the stockholders who were also employees of H & L were paid additional amounts for services rendered in connection with general management, sales development and sales management. This adjustment gives effect to the estimated saving from the elimination of all amounts previously paid to the stockholders ($2,354,900), the additional expenses associated with the addition of staff to perform certain services previously rendered by the former stockholders and estimated incremental sales and marketing expenses ($1,669,000) and a reduction in expenses associated with assets not purchased by Chicago Rivet ($99,000).

     (3) Reflects the elimination of interest income of $228,369 reported by H & L on investments in marketable securities and an estimated reduction of $247,546 in interest income earned by Chicago Rivet, due to the use of cash to finance the acquisition. The reduction in interest income assumes that the Company would have earned approximately 4.7%, (which was the average rate of return earned by the Company on investments in marketable securities during 1995) on $5,255,750 of cash that was used as a portion of the funding for the acquisition.

     (4) Reflects additional interest expense pursuant to a term loan agreement between the Company and Bank of America, NA. The agreement provides for 20 quarterly payments of principal plus interest at a variable rate equal to a reference rate plus 80 basis points. The adjustment of $567,000 is based upon the current rate of 6.30% on the full amount of borrowing.

     (5) Reflects tax provision, for H & L's pro forma income, before tax, at a rate of 39%, which is approximately equal to the combined statutory federal rate plus an estimate of state income taxes net of federal benefit.

                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CHICAGO RIVET & MACHINE CO.


                                         By: /s/ John C. Osterman
                                            ----------------------------
                                            Name:John C. Osterman
                                            Title: President, Chief
                                                   Operating Officer and
                                                   Treasurer


Dated:   February 14, 1997